As filed with the Securities and Exchange Commission on May 23, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Oxford Square Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	20-0188736
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

8 Sound Shore Drive, Suite 255, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Right to purchase Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-265533

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

A description of the rights to purchase common stock, par value $0.01 per share (the “Rights”), to be registered hereunder is contained in the information under the heading “Description of our Subscription Rights” in the Registrant’s Prospectus dated September 26, 2022 included in the Registration Statement on Form N-2 (Registration No. 333-265533) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”)  and under the heading “The Offering — Terms of the Offering” in the prospectus supplement to be filed by the Registrant pursuant to Rule 424 under the Securities Act with the Commission on May 24, 2023, including all amendments thereto, and is incorporated herein by reference.

Item 2. Exhibits

3.1	Articles of Incorporation (Incorporated by reference to the Registrant’s Registration Statement on Form N-2 (File No. 333-109055), filed on September 23, 2003).
3.2	Articles of Amendment (Incorporated by reference to Current Report on Form 8-K filed December 3, 2007).
3.3	Articles of Amendment (Incorporated by reference to the Registrant’s current report on Form 8-K, filed on March 20, 2018).
3.4	Articles of Amendment (Incorporated by reference to the Registrant’s current report on Form 8-K, filed on March 20, 2018).
3.5	Fourth Amended and Restated Bylaws (Incorporated by reference to Registrant’s Annual Report on Form 10-K, filed on March 7, 2022).
4.1	Form of Subscription Rights Certificate*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 23, 2023	OXFORD SQUARE CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
	Name:	Saul B. Rosenthal
	Title:	President

2